BT INVESTMENT PORTFOLIOS

              SCHEDULE OF FEES UNDER INVESTMENT ADVISORY AGREEMENT






                                                                         Fee


Latin American Equity Portfolio...................................       1.00%
Small Cap Portfolio...............................................       0.65%
Pacific Basin Equity Portfolio....................................       0.75%
Asset Management Portfolio II.....................................       0.65%
Asset Management Portfolio III....................................       0.65%
Liquid Assets Portfolio...........................................       0.15%
Global High Yield Securities Portfolio............................       0.80%
Equity 500 Equal Weighted Index Portfolio ........................       0.25%
Small Cap Index Portfolio ........................................       0.15%
U.S. Bond Index Portfolio ........................................       0.15%
EAFE Equity Index Portfolio ......................................       0.25%